                                                                     Exhibit 3.3

                             AMENDED AND RESTATED

                                    BYLAWS
                                      OF

                         HOOKER FURNITURE CORPORATION

                              March 31, 1998



                              ARTICLE I.  OFFICES

          The principal office of the corporation shall be located in the City of Martinsville, Virginia. The corporation may have such other offices, either within or without the Commonwealth of Virginia, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                           ARTICLE II.  SHAREHOLDERS

          SECTION 1.  Annual Meeting.  The annual meeting of the shareholders
                      --------------
shall be held not later than the last business day in the month of March of each year, beginning with the year 1999, at the hour of 10:00 o'clock a.m., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be. Unless required by law or

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the Articles of Incorporation require otherwise, notice of an annual meeting of shareholders need not state the purpose or purposes for which the meeting is called.

          SECTION 2.  Special Meetings.  Special meetings of the shareholders,
                      ----------------
for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten (10%) percent of all the outstanding shares of the corporation entitled to vote at the meeting. Notice of a special meeting shall state the purpose or purposes for which the meeting is called.

          SECTION 3.  Place of Meeting.  The Board of Directors may designate
                      ----------------
any place, either within or without the Commonwealth of Virginia unless otherwise prescribed by statute, as the place of meeting of shareholders for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the Commonwealth of Virginia, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the Commonwealth of Virginia.

          SECTION 4.  Notice of Meeting.  Written notice stating the place, day
                      -----------------
and hour of the meeting and, in case of special meetings, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If the purpose for which a shareholders

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meeting is called is to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Code of Virginia (1950) (S)13.1-724, or the dissolution of the corporation, notice shall be delivered not less than twenty-five (25) nor more than sixty (60) days before the meeting date. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Notwithstanding the foregoing, no notice of a shareholder's meeting need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders, or (ii) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period, have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of shareholders' meetings to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its stock transfer books.

          SECTION 5.  Closing of Transfer Books or Fixing of Record Date.  For
                      --------------------------------------------------
the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) nor less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new

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record date, which shall be required if the meeting is adjourned to a date more than one-hundred twenty (120) days after the date of the original meeting.

          SECTION 6.  Voting Lists.  At least ten (10) days before each meeting
                      ------------
of shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall take reasonable steps to make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for a period of ten (10) days prior to the meeting during regular business hours and during the whole time of the meeting for the purposes thereof.

          SECTION 7.  Quorum.  A majority of the outstanding shares of the
                      ------
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          SECTION 8.  Proxies.  At all meetings of shareholders, a shareholder
                      -------
may vote in person or by proxy executed in writing by shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the

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meeting. No proxy shall be valid after six (6) months from the date of its execution, unless otherwise provided in the proxy.

          SECTION 9.  Voting of Shares.  Each outstanding share entitled to vote
                      ----------------
shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

          SECTION 10. Voting of Shares by Certain Holders.  Shares standing in
                      -----------------------------------
the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

          Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

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          SECTION 11.  Action by Shareholders Without Meeting.  Unless otherwise
                       --------------------------------------
provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

          SECTION 12.  Cumulative Voting.  Unless otherwise provided in the
                       -----------------
Articles of Incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for Directors unless the Articles of Incorporation so provide.

                       ARTICLE III.  BOARD OF DIRECTORS

          SECTION 1.   General Powers.  The business and affairs of the
                       --------------
corporation shall be managed by its Board of Directors.

          SECTION 2.   Number, Tenure and Qualification.  The number of
                       --------------------------------
directors of the Corporation shall not be less than five (5) nor more than fifteen (16). No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and duly qualified, or until removed by the shareholders, whichever event first occurs.

          SECTION 3.   Regular Meetings.  A regular meeting of the Board of
                       ----------------
Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

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          SECTION 4.   Special Meetings.  Special meetings of the Board of
                       ----------------
Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

          SECTION 5.   Notice.  Notice of any special meeting shall be given at
                       ------
least seven (7) days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 6.   Quorum.  A majority of the number of directors in office
                       ------
immediately before the meeting shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors then present may adjourn the meeting from time to time without further notice.

          SECTION 7.   Manner of Acting.  The act of the majority of the
                       ----------------
directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 8.   Action Without a Meeting.  Any action that may be taken
                       ------------------------
by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

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          SECTION 9.   Vacancies.  Any vacancy occurring in the Board of
                       ---------
Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

          SECTION 10.  Compensation.  By resolution of the Board of Directors,
                       ------------
each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          SECTION 11.  Presumption of Assent.  A director of the corporation who
                       ---------------------
is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                             ARTICLE IV.  OFFICERS

          SECTION 1.   Number.  The officers of the corporation shall include
                       ------
the Chairman of the Board of Directors, a President, an Executive Vice-

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President, one or more Senior Vice-Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected by the Board of Directors or appointed by the President. One person may hold two or more offices, except those of President and Secretary.

          SECTION 2.   Election and Term of Office.  The officers of the
                       ---------------------------
corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          SECTION 3.   Removal.  Any officer, employee or agent may be removed
                       -------
by the Board of Directors with or without cause whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Election or appointment of an officer, employee or agent shall not of itself create contract rights.

          SECTION 4.   Vacancies.  A vacancy in any office because of death,
                       ---------
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          SECTION 5.   Chairman of the Board of Directors.  The Chairman of the
                       ----------------------------------
Board of Directors shall preside at all meetings of stockholders and of the Board of Directors and shall

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perform such other duties as may be prescribed from time to time by these Bylaws or by the Board of Directors. In addition, the Chairman shall be an ex-officio member of all committees appointed by the shareholders or by the Board of Directors of the Corporation.

          SECTION 6.   President.  The President shall be the principal
                       ---------
executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

          SECTION 7.   Executive Vice-President.  In the absence of the
                       ------------------------
President or in event of his death, inability or refusal to act, the Executive Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

          SECTION 8.   Senior Vice-President. In the absence of both the
                       ---------------------
President and the Executive Vice-President, or in event of their death, inability or refusal to act, the Senior Vice-President having the most seniority with the corporation shall perform the duties of the President,

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and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Senior Vice-Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board of Directors.

          SECTION 9.   Secretary.  The Secretary shall:  (a) keep the minutes of
                       ---------
the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

          SECTION 10.  Treasurer.  The Treasurer shall:  (a) have charge and
                       ---------
custody of and be responsible for all funds and securities of the corporation;
(b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the

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Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

          SECTION 11.  Salaries.  The salaries and expense allowances of the
                       --------
President and Chairman of the Board shall be fixed from time to time by the Board of Directors. The President and Chairman of the Board shall fix the salaries and expense allowances of the other officers from time to time. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

               ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

          SECTION 1.   Contracts.  The President shall be empowered in his
                       ---------
discretion to enter into any contract or agreement and to execute and deliver any instrument in the name of and on behalf of the corporation unless specifically limited by the Board of Directors. The Board of Directors may authorize any other officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          SECTION 2.   Loans.  No loans shall be contracted on behalf of the
                       -----
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          SECTION 3.   Checks, Drafts, etc.  All checks, drafts or other orders
                       -------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

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          SECTION 4.   Deposits.  All funds of the corporation not otherwise
                       --------
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

            ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

          SECTION 1.   Certificates for Shares.  Certificates representing
                       -----------------------
shares of the corporation shall be in such form as shall be determined by the Board of Directors. All such certificates shall be signed by the President or Vice-President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, or by the facsimile signature of the transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic of foreign, as registrar of transfers, before issuance. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation, or otherwise to be an officer of the corporation before such certificate is delivered by the corporation, such certificate shall be as valid as though signed by a duly elected, qualified and authorized officer, if it be countersigned by a signature or facsimile signature of a transfer agent or transfer clerk and registered by an incorporated bank or trust company as registrars of transfers. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, except that in case of a lost, destroyed

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

or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

          SECTION 2.  Transfer of Shares.  Transfer of shares of the corporation
                      ------------------
shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

          SECTION 3.  Transfer Agents and Registrar.  The Board of Directors may
                      -----------------------------
appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

                           ARTICLE VII.  FISCAL YEAR

          The fiscal year of the corporation shall begin on the 1st day of December and end on the 30th day of November in each year.

                           ARTICLE VIII.  DIVIDENDS

          The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

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

                          ARTICLE IX.  CORPORATE SEAL

          The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation. The failure to affix a seal shall not affect the validity of any instrument.

                         ARTICLE X.  WAIVER OF NOTICE

          Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Virginia Stock Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XI.  AMENDMENTS

          These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

          ADOPTED AND EFFECTIVE as of the 31st day of March, 1998.



                                 /s/ Robert W. Sherwood
                                ________________________________________
                                                   Secretary

Approved:

/s/ J. Clyde Hooker Jr.
_____________________________________
        Chairman of the Board


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